Exhibit 10.8

Equipment Purchase Agreement

Purchaser       Jinzhou Halla Electrical Equipment Co., Ltd.
Seller  Suzhou Tenuo Automation Co., Ltd.

1	Name: PMC automobile starter assembly line
Specification: it is set forth in the equipment catalogue
Price: RMB1,603,000.00

Name: commercial vehicle starter assembly line
Specification: see equipment catalogue
Price: RMB1,665,000.00
Total amount: RMB3,268,000.00

2	Technical standard and acceptance standard
Technical standard: in accordance with the relevant Technical Agreement
Acceptance standard: in accordance with the Technical Agreement at the Purchaser’s site

3	Effectiveness of contract
This contract shall be effective from the signing date

4	Delivery date
The contracted equipment shall be delivered to Purchaser’s factory before 31 May, 2006.

5	Delivery means/place
Factory of the Purchaser

6	Technical information
Along with delivery of the contracted equipment, all relevant operation manuals, maintenance instructions, drawings, electrical and pneumatic diagrams and their electronic files shall be delivered to the Purchaser

7	Warranty
The warranty period shall be one year commencing from the date of acceptance.

8	Payment
50% of the contract value (RMB1,634,000.00) shall be paid fifteen (15) days after signing of this contract, 45% of the contract value (RMB1,470,600.00) shall be paid fifteen (15) days after acceptance, while the remaining 5% (RMB163,400.00) shall be paid fifteen (15) days after one year the product is in use and remain in ordinary working conditions.

9	Confidentiality
The Purchaser shall keep confidential information regarding samples and design provided by the Seller.

10	Breaches of the Contract
Delivery shall be made in accordance with this contract. Any delay in delivery may result in a late fee in an amount of 0.2% of the sale price for each day after the stipulated delivery date set forth in this contract.

11	Dispute Solution

12	Attachment
The Technical Agreement is a part of this contract.

13	Miscellaneous

Jinzhou Halla Electrical Equipment Co., Ltd.
Seal

Suzhou Tenuo Automation Co., Ltd.
Seal

Signature Date: 1 January, 2006

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